Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED SHARED SERVICES AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SHARED SERVICES AGREEMENT (the “Amendment”) effective as of the 1st day of January, 2019, is made and entered into by and between B. F. Saul Company, a corporation organized under the laws of the District of Columbia (“Saul Company”), which definition shall be deemed to include, for purposes of this Amendment, all consolidated subsidiaries of Saul Company), and Saul Centers, Inc., a corporation organized under the laws of the State of Maryland (“Saul Centers,” which definition shall be deemed to include, for purposes of this Amendment, Saul Holdings Limited Partnership and all of its subsidiaries). Saul Company and Saul Centers shall collectively be referred to herein as the “parties.”
W I T N E S S E T H:
WHEREAS, Saul Company and Saul Centers entered into that certain Amended and Restated Shared Services Agreement effective as of January 1, 2018 (the “Original Agreement”), whereby the parties established certain standards and procedures for sharing costs and services as more particularly set forth in the Original Agreement.
WHEREAS, Saul Company and Saul Centers desire to amend and supplement the terms of the Original Agreement to incorporate an additional category of costs allocated between the parties relating to retail leasing services provided by Saul Centers to Saul Company as more particularly set forth below.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT:

1.	Recitals. The above recitals are incorporated herein by this reference.

2.	Capitalized Terms. All capitalized terms used herein but not otherwise defined in this Amendment shall have the same meaning ascribed to such terms in the Original Agreement.
3.Leasing Costs.

(a)
Retail Leasing Group. The Retail Leasing Group (the “Retail Leasing Group”) is composed of Employees of Saul Centers. From time to time, the Retail Leasing Group performs leasing services for Saul Company.

(b)	Retail Leasing Group Costs.

(i)	Commencing on the date hereof and continuing each year thereafter, Saul Centers shall determine the monthly costs (“Leasing Employee Cost”)

Exhibit 10.1

of each employee in the Retail Leasing Group (individually, a “Leasing Employee” and collectively, the “Leasing Employees”). The Leasing Employee Cost will be calculated by adding the following and dividing it by twelve (12) months:

(1)	annual base salary paid by Saul Centers of such Leasing Employee;

(2)	annual bonus or other financial incentive paid by Saul Centers to the Leasing Employee excluding, however, any leasing commissions paid to any Leasing Employee;

(3)	annual employer contributions based on the amount of cash compensation such as social security tax and retirement account matching; and

(4)
other expenses of the home department of the Leasing Employee based on the average cost per person in his or her applicable group, which shall include all rent, office expenses, professional fees, information technology costs, and other related costs and depreciation attributable to the applicable group.

(ii)
In addition, commencing on the date hereof and continuing each year thereafter, Saul Centers shall also identify all leasing commissions and annual employer contributions based on the amount of cash compensation such as related payroll taxes and retirement account matching contributions incurred as a result of the leasing commission; attributable to Saul Company leases, paid to each Leasing Employee in accordance with the then applicable Leasing Employee commission schedule, as the same may be amended from time to time with notice to Saul Company (collectively, the “Commissions”).

(c)
Calculating Payment. Employees of the Retail Leasing Group will track the actual work hours spent in Saul Company matters. The parties will determine the percentage of time spent monthly by each Leasing Employee in Saul Company leasing matters and compute the ratio of actual work hours spent in Saul Company matters to the actual hours paid to the Leasing Employee (the “Leasing Monthly Percentage”). Saul Company agrees to pay to Saul Centers: (i) the Leasing Monthly Percentage of the Leasing Employee Costs for each of the Leasing Employees, and (ii) all of the Commissions (collectively, the “Leasing Group Costs”).

4.	Collection Costs.

(a)	Collection Group. The Collection Group (the “Collection Group”) is composed of Employees of Saul Centers. From time to time, the Collection Group performs services for Saul Company.

Exhibit 10.1

(b)	Collection Group Costs.
Commencing on the date hereof and continuing each year thereafter, Saul Centers shall determine the monthly costs (“Collection Employee Cost”) of each employee in the Collection Group (individually, a “Collection Employee” and collectively, the “Collection Employees”). The Collection Employee Cost will be calculated by adding the following and dividing it by twelve (12) months:

(1)	annual base salary paid by Saul Centers of such Collection Employee;

(2)	annual bonus or other financial incentive paid by Saul Centers to the Collection Employee;

(3)	annual employer contributions based on the amount of cash compensation such as social security tax and retirement account matching; and

(4)
other expenses of the home department of the Collection Employee based on the average cost per person in his or her applicable group, which shall include all rent, office expenses, professional fees, information technology costs, and other related costs and depreciation attributable to the applicable group.

(c)
Calculating Payment. Employees of the Collection Group will report the percentage of time historically spent on Saul Company matters (the “Semi-annual Percentage”). These percentages will be reported, reviewed, and used to update the billing rates on a semi-annual basis, in arrears. Saul Company agrees to pay to Saul Centers on a monthly basis the Semi-annual Percentage of the Collection Employee Costs for each of the Collection Employees (collectively, the “Collection Group Costs”).

5.
Incorporation of Other Terms; Payment. All of the provisions of the Original Agreement applicable to costs and services shall apply to the Leasing Group Costs and Collection Group Costs and are incorporated herein by reference. Without limiting the generality of the foregoing, Section 9(a) of the Original Agreement shall be supplemented to include the Leasing Group Costs and Collection Group Costs as follows:

“(a)	Monthly Payment. Each of the parties hereto agrees to pay to the other, on a monthly basis, its allocation of the following costs as calculated pursuant to this Agreement:

(i)	the Headquarters Shared Costs;

(ii)	the Auditor Space Costs;

(iii)	the Support Group Costs;

(iv)	the Industry Groups Costs;

(v)	the Company-Wide Shared Costs;

(vi)	the Shared Program Costs;

(vii)	the IT Shared Costs;

Exhibit 10.1

(viii)	the Legal Services;

(ix)	the Leasing Group Costs; and

(x)	the Collection Group Costs.
The parties agree that as an administrative convenience, Saul Centers may offset its monthly payment to Saul Company by the monthly amounts owed to Saul Centers by Saul Company under this Agreement.”

6.
Ratification of Agreement.    The Original Agreement, as amended and supplemented by this Amendment, is hereby ratified and affirmed by the parties, and shall remain in full force and effect pursuant to its terms as amended hereby.

7.	Miscellaneous. In the event of any conflict between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall prevail.
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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

B. F. SAUL COMPANY

By: /s/ Patrick T. Connors_________
Name: Patrick T. Connors
Title: Senior Vice President

SAUL CENTERS, INC.

By: /s/ Scott V. Schneider_________
Name: Scott V. Schneider
Title: Senior Vice President